UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2022

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Perdoceo Education Corporation (the “Company”) held its annual meeting of stockholders on May 26, 2022 (the “Annual Meeting”). At the Annual Meeting, the following matters were voted on:

(1)The Company’s stockholders voted as follows to elect ten directors to the Company’s Board of Directors:

Directors:	Votes For:	Against:	Abstain:	Broker Non-Votes:
Dennis H. Chookaszian	51,242,485	2,093,382	912,107	6,324,886
Kenda B. Gonzales	53,373,260	802,396	72,318	6,324,886
Patrick W. Gross	52,088,302	1,553,851	605,821	6,324,886
William D. Hansen	52,059,688	1,580,452	607,834	6,324,886
Andrew H. Hurst	53,174,120	1,004,428	69,426	6,324,886
Gregory L. Jackson	51,605,144	2,036,608	606,222	6,324,886
Thomas B. Lally	51,935,976	1,705,886	606,112	6,324,886
Todd S. Nelson	52,661,432	1,517,004	69,538	6,324,886
Leslie T. Thornton	47,423,765	6,217,724	606,485	6,324,886
Alan D. Wheat	52,903,535	1,271,147	73,292	6,324,886

(2)	The Company’s stockholders approved, on a nonbinding advisory basis, the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
53,100,819	1,013,466	133,689	6,324,886

(3)

The Company’s stockholders voted as follows to ratify the selection of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2022:

Votes For:	Against:	Abstain:	Broker Non-Votes
60,475,548	92,514	4,798	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Greg E. Jansen
Greg E. Jansen
Senior Vice President, General Counsel and
Corporate Secretary

Dated:	May 31, 2022

3